Q1 FY 2014 Earnings

Prepared Comments and Slides

February 13, 2014

Ben Jones
Senior Director, Investor Relations
Phone: 408-333-6601
bjones@brocade.com

John Noh
Senior Director, Public Relations
Phone: 408-333-5108
jnoh@brocade.com

NASDAQ: BRCD

Brocade Q1 FY 2014 Earnings    2/13/2014

Prepared comments provided by Ben Jones, Investor Relations

Thank you for your interest in Brocade's Q1 Fiscal 2014 earnings presentation, which includes prepared remarks, safe harbor, slides, and a press release detailing fiscal first quarter 2014 results. The press release, along with these prepared comments and slides, has been furnished to the SEC on Form 8-K and has been made available on the Brocade Investor Relations website at www.brcd.com. The press release will be issued subsequently via Marketwired.

© 2014 Brocade Communications Systems, Inc.     Page 2 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Cautionary Statements and Disclosures

PLEASE SEE RISK FACTORS ON FORM 10-K FILED WITH THE SEC

- This presentation, with prepared remarks, includes forward-looking statements regarding Brocade's financial results, plans, assumptions, strategy and business outlook, revenue, tax rate, cash, stock buybacks, OEM inventory, OEM partnerships, the expected impact of the sale of the adapter business, when we expect to have certain fibre channel products in the market, as well as U.S. federal spending and order flow, and IT spending, which are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in our Form 10-K for the fiscal year ended October 26, 2013. These forward-looking statements reflect beliefs, assumptions, outlook, estimates, and predictions as of today, and Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

- In addition, this presentation includes various third-party estimates regarding market share and other measures, which do not necessarily reflect the views of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information or forecast.

- Certain financial information is presented on a non-GAAP basis. Management believes that non-GAAP financial measures used in this presentation allow stakeholders to gain a better understanding of Brocade's comparative operating performance both from period to period, and to its competitors' operating results. Management also believes these non-GAAP financial measures help indicate Brocade's baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures are provided in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade's website, and is included in the appendix in this presentation.

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2014 Brocade Communications Systems, Inc.     Page 3 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Agenda

PREPARED COMMENTS FOLLOWED BY LIVE Q&A CALL

Lloyd Carney
CEO

Dan Fairfax
CFO

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

Today’s prepared comments include remarks by Lloyd Carney, Brocade CEO, regarding the company’s quarterly results, its strategy, and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Dan Fairfax, Brocade CFO, who will provide a financial review.

A management discussion and live question and answer conference call will be webcast at
2:30 p.m. PT on February 13 at www.brcd.com and will be archived on the Brocade Investor Relations website.

© 2014 Brocade Communications Systems, Inc.     Page 4 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Fiscal 2014: Q1 Earnings

LLOYD CARNEY, CEO

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Lloyd Carney, CEO

© 2014 Brocade Communications Systems, Inc.     Page 5 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Q1 14 Executive Summary

SOLID REVENUE AND INCREASED PROFITABILITY EXCEED OUTLOOK

Overall Results

- $565M revenue, down 4% Yr./Yr.
- $0.18 GAAP EPS, up $0.23 Yr./Yr.
- $0.24 non-GAAP EPS*, up $0.03 Yr./Yr.
- 67.7% non-GAAP gross margin*, up 170 basis points Yr./Yr.
- 27.9% non-GAAP operating margin*, up 440 basis points Yr./Yr.
- $111M adjusted free cash flow(1), up 158% Yr./Yr.

Quarter Highlights

- SAN revenue strength
- Ethernet fabrics growth
- Strong cash flow
- Repurchased $140M of common stock (16.7M shares)
- Sale of network adapter business
- J.D. Power and Associates recognition

*Non-GAAP, please see GAAP reconciliation in appendix

(1) Adjusted free cash flow includes the impact on U.S. taxes payable of the excess tax benefits from stock-based compensation. See the reconciliation and discussion of free cash flow in the appendix.

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

This was a solid quarter for Brocade in which we achieved revenue of $565M and non-GAAP EPS of $0.24, exceeding our expectations in both areas. Non-GAAP gross margin and non-GAAP operating margin were both company records. With strong cash flow in the quarter, we repurchased $140M of our common stock at an average price of $8.42, executing to the plan we outlined at our Analyst and Technology Day last September of returning a minimum of 60% of free cash flow to shareholders.

We saw healthy demand for our Storage Area Networking (SAN) products in the quarter, underscoring the business recovery in the storage market. IP Networking revenue was lower year-over-year but within the range of our outlook. We continued to see growth in our Ethernet fabric sales, where customer interest and sales activity remain high. Brocade VDX sales were up 61% Yr./Yr. as both enterprise and service provider customers implement next-generation networks to support their increasingly virtualized data centers.

During the quarter we announced the sale of our network adapter business to QLogic, reinforcing our strategy to focus on our core businesses and to be the network provider of choice to the world’s data centers.

From the day I started at Brocade, my top priority has been customer satisfaction. An integral part of this is providing world-class customer support. I am very pleased that we received the award for Certified Technology Service and Support (CTSS) from J.D. Power and Associates during the quarter. To achieve certification, an organization must attain customer satisfaction scores among the top 20 percent of companies nationwide that offer technology support. This is based on J.D. Power's extensive technology industry benchmark customer satisfaction research. The organization must also pass a detailed audit of its support practices, policies, and procedures. This recognition, combined with the TSIA certifications we received in 2013, underscores and validates our commitment to providing an outstanding customer experience.

I’ll now cover the quarterly highlights in greater detail, starting with a recap of our SAN business.

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Brocade Q1 FY 2014 Earnings    2/13/2014

SAN Business Highlights

SAN Product Revenue ($M)

$380
$360
$340
$320
$300
$280
$260
$240
$220
$200
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

Market Share*

Calendar quarters
80%
70%
60%
50%
40%
30%
20%
Q3 11
Q3 12
Q3 13

Business Highlights

- Gained 5 points of share Yr./Yr.*
- Industry recognition for Brocade Fabric Vision technology
- Strong ecosystem for Gen 6 Fibre Channel development

* Source: Dell'Oro December 2013 report (calendar year SAN market share)

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

During the first quarter, we saw strong performance in our SAN business with sequential growth of 10%, exceeding our expectations. Recent storage product launches that leverage our Gen 5 Fibre channel technologies, drove improved revenue performance in the quarter. In addition, we continue to see solid demand from emerging markets, such as Russia and China, where SAN is increasingly viewed as a key technology for new data center build-outs.

We are also seeing Fibre Channel momentum in high-growth storage technology markets, namely solid state disks, or SSDs. Some of our OEMs, as well as other storage vendors, have released SSD-based storage arrays that include Fibre Channel connectivity. Fibre Channel uniquely delivers high-bandwidth capability, rapid data accessibility, and superior reliability, which are all critical requirements to optimize the use of SSDs. This was validated by a recently published report by the Evaluator Group, in which testing found that heavily-utilized SSD storage environments function to their highest levels with Fibre Channel connectivity. Additionally, Fibre Channel delivered superior availability, while reducing cabling, complexity, and other management costs compared to FCoE.

In Q1, Gen 5 product sales represented 71% of director and switch product shipments, demonstrating the continued healthy adoption of this technology. Brocade’s Gen 5 solutions offer differentiated features and functionality that highlight our continuing leadership in this market. In fact, Brocade’s Fabric Vision technology, launched in FY13, has been nominated for Storage Magazine’s Product of the Year award, in the storage management category.

We continued to strengthen the SAN ecosystem by collaborating closely with industry associations and vendors within the industry. For example, this week the Fibre Channel Industry Association (FCIA) provided an update on the industry’s progress on Gen 6 Fibre Channel, referring to the technology as the next generation of Fibre Channel designed to address performance, reliability, and scalability requirements for hyper-scale virtualization, SSD storage technology, and new data center architectures. The FCIA also announced that solutions are expected to be broadly available in 2016.

© 2014 Brocade Communications Systems, Inc.     Page 7 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

IP Networking Business Highlights

IP Networking Revenue by Focus Area

Q1 13 Revenue
48%
39%
13%
Q1 14 Revenue
59%
34%
7%
Data Center
Enterprise Campus
Carrier Network (MAN/WAN)

Business Highlights

- Data center focus
- Brocade VDX revenue up 61% Yr./Yr.
- Deploying OpenFlow routing in SDN-enabled production networks
- Brocade Vyatta 5600 vRouter in beta testing

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

IP Networking revenue was at the low end of the range we provided for the quarter. We continue to make progress towards our strategy to be the network provider of choice to the world's data centers. During Q1 14, an estimated 59% of our IP Networking revenue came from data center-related deployments, an increase in the mix of our IP business from an estimated 53% in Q4 13 and 48% in Q1 13.

We were pleased with our performance in Ethernet fabrics-related products, with Brocade VDX product revenue growth of 61% Yr./Yr. The continued growth is a good indicator that our customers are investing in Ethernet fabric technology as the platform to support existing and emerging requirements in their data centers including virtualization, network functions virtualization (NFV), and SDN. With our broad Ethernet fabric product portfolio, Brocade is in an excellent position to capitalize on these network-based transformations underway in the data center.

On the software networking product front, we moved to beta testing on our Brocade Vyatta 5600 vRouter during the quarter. This is the first virtualized router on the market for telco-class networks, and we believe that it is up to 40 times faster than competitive virtual routing products. Brocade’s virtual routing capabilities provide the required performance for NFV, enabling meaningful capital expenditures and operating expense savings as well as improvements in network service agility and time-to-service.

© 2014 Brocade Communications Systems, Inc.     Page 8 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

New Market Opportunities

Technology Adoption

- Fabric-based networks, SDN, and NFV gaining momentum
- Emerging technologies playing a greater role in customer purchasing decisions
- NFV and SDN becoming crucial vendor capabilities at Tier-1 service providers

Brocade Leadership

- Strategic commitment to technology leadership
- Increasing investment in software engineering
- Delivering next-generation network deployments

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

Data center networking is undergoing a technology transition that includes fabrics, SDN, and NFV. These technologies are playing an increasingly important role in the buying decisions of IP Networking customers and offer new selling opportunities for Brocade. Further, we are beginning to see increased customer engagement as a result of our open and differentiated capabilities in these areas.

For example, during Q1 we deployed an SDN solution within the University of Florida’s core network that connects the institution's supercomputer with external research networks, such as Internet2. The university's deployment of the OpenFlow-supported Brocade MLXe 100 GbE router provides it with the necessary performance to enable its research and a roadmap that supports SDN and Big Data. We expect that this is just one of many hybrid use cases where software and hardware networking function seamlessly together.

Similarly, NFV and SDN are becoming crucial vendor capabilities as Tier-1 service providers accelerate their move to these technologies, enabling the adoption of a more cloud-based architecture while reducing capital expenses. With our leadership in NFV, Brocade is being invited to respond to numerous RFIs, providing new inroads into large, prominent customers. In fact, we are currently working with five of the top ten service providers worldwide. Further, with an emphasis on disruptive technologies, these initiatives provide a more level playing field where incumbent strength is neutralized. The clearest evidence of this is AT&T’s announcement of the new Supplier Domain 2.0 last September, which highlights openness to new players and technologies.

With our continuing focus on SDN and NFV, we expect to expand our technology leadership. Currently, we are investing to increase our expertise in software networking by expanding our technology team and recruiting top engineering talent. We believe that these technologies will continue to rise to meet the evolving customer requirements and we are firmly committed to leading the market.

© 2014 Brocade Communications Systems, Inc.     Page 9 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Summary

- Executing on data center-focused strategy
- Strong SAN future
- Leadership in data center fabrics, SDN, and NFV
- Increasing profitability and cash flow

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

In summary, we continue to execute on our data center-focused strategy and build our expertise in emerging technologies. We believe in the longevity of our SAN business underscored by the continued customer adoption of our Gen 5 solutions and use of Fibre Channel technology in emerging storage technologies, such as SSD-based storage arrays.

We are a market leader in data center fabrics, software networking, and open architectures, and these technologies are beginning to play a more prominent role in purchasing decisions in IP Networking.

We have made great progress in driving efficiency and improved profitability in our business, which should continue to allow us to deploy our resources in the areas that will contribute to our growth and success.

© 2014 Brocade Communications Systems, Inc.     Page 10 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Fiscal 2014: Q1 Financials

DAN FAIRFAX, CFO

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Dan Fairfax, CFO

© 2014 Brocade Communications Systems, Inc.     Page 11 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Key Financial Metrics

	Q1 13	Q2 13	Q3 13	Q4 13	Q1 14	Q1 14 Qtr./Qtr.	Q1 14 Yr./Yr.
Revenue	$589M	$539M	$537M	$559M	$565M	+1%	-4%
SAN product revenue	$362M	$319M	$314M	$324M	$356M	+10%	-2%
IP Networking product revenue	$141M	$133M	$134M	$145M	$120M	-17%	-15%
Global Services revenue	$86M	$87M	$89M	$90M	$89M	-1%	+3%
Non-GAAP gross margin*	66.0%	65.1%	65.6%	67.2%	67.7%	+0.5 pts	+1.7 pts
Non-GAAP operating margin*	23.5%	19.0%	21.6%	26.6%	27.9%	+1.3 pts	+4.4 pts
GAAP EPS—diluted	($0.05)	$0.10	$0.26	$0.14	$0.18	+29%	n/a
Non-GAAP EPS—diluted*	$0.21	$0.17	$0.19	$0.24	$0.24	0%	+13%
Operating cash flow	$59M	$120M	$102M	$170M	$109M	-36%	+85%
Net cash (1)	$78M	$159M	$186M	$382M	$395M	+3%	+405%

1) Net cash is cash and cash equivalents less senior debt and capitalized leases; Q1 2013 excludes restricted cash of $312M and 2018 notes of $300M that had been called and were redeemed on February 21, 2013.
*Non-GAAP, please see GAAP reconciliation in appendix

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

In Q1 14, revenue was $565M, a decrease of 4% Yr./Yr. and up 1% sequentially. SAN product revenue was $356M in the quarter, a decrease of 2% Yr./Yr. SAN product revenue continued to strengthen in Q1 14 and was up 10% sequentially. SAN product revenue represented 63% of total revenue, compared to 58% in Q4 13 and 61% in Q1 13.

Revenue from our IP Networking products in Q1 14 was $120M, down 15% Yr./Yr. and down 17% sequentially. The year-over-year decline was due to lower revenues from our U.S. Federal government, U.S. enterprise, and Japan customers, and was partially offset by growth in the APAC and EMEA regions. IP Networking product revenue represented 21% of total revenue in Q1, decreasing from 26% in Q4 13 and 24% in Q1 13.

Q1 14 Global Services revenue was $89M, up 3% Yr./Yr. and down 1% sequentially. Our Global Services revenue represented 16% of total Q1 revenue, relatively unchanged quarter-over-quarter and year-over-year.

Non-GAAP gross margin was a record 67.7% in Q1 14, up 170 basis points from Q1 13 and up 50 basis points from Q4 13. The year-over-year improvement in gross margin was due to a favorable revenue mix shift to more SAN products, a favorable product and customer mix within the IP Networking business, and lower manufacturing and overhead costs. The sequential improvement in gross margin was primarily due to a more favorable mix to SAN products. Non-GAAP operating margin was 27.9% in Q1, also a record, up 440 basis points from Q1 13 and up 130 basis points Qtr./Qtr. due to improved gross margins and lower spending.

Q1 14 GAAP diluted EPS was $0.18, up from a loss of $0.05 in Q1 13 and up from $0.14 in Q4 13. Non-GAAP diluted EPS was $0.24 in the quarter, up from $0.21 in Q1 13 and flat with Q4 13. In Q1 14 the effective GAAP tax rate was 27.1% and the effective non-GAAP tax rate was 26.1%.

In Q1 14 we generated $109M in operating cash flow, up 85% Yr./Yr. and down 36% Qtr./Qtr. The year-to-year increase in operating cash flow was primarily due to increased operating profits and the timing of payments for employee incentives. The reduction in operating cash flow from Q4 13 was due to the payment in Q1 2014 of employee incentive compensation earned during fiscal 2013 as well as an increase in the amount of the excess tax benefit from stock-based compensation.(2) Non-GAAP average diluted shares outstanding for Q1 2014 were 454 million shares, down 3% year-over-year and down 1% quarter-over-quarter.

(2) Prior to fiscal 2014, available non-stock-based compensation net operating losses (NOLs) and credits were first applied to reduce our tax liability. During Q1 14, we utilized all available non-stock-based compensation NOLs that are not subject to limitation, resulting in increased utilization of excess tax benefits from stock-based compensation, which increased the amount reclassified to cash flows from financing activities.

© 2014 Brocade Communications Systems, Inc.     Page 12 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Total SAN Business Revenue

Product and Global Services Split

$416.9
$55.2
$361.7
$374.4
$55.3
$319.1
$369.2
$55.2
$314.1
$379.9
$56.3
$323.6
$411.8
$56.3
$355.5
Global Services
Products
Millions ($)
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

Product Split Detail

$361.7
$45.6
$168.6
$147.5
$319.1
$38.9
$140.8
$139.4
$314.1
$42.6
$147.4
$124.1
$323.6
$47.5
$151.7
$124.4
$355.5
$49.3
$163.8
$142.4
Server
Switch
Director
Millions ($)
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

Note: Above Global Services revenue includes only SAN-based support and services

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

For our total SAN business, including hardware products and SAN-based support and services, Q1 14 revenue was $412M, down 1% from Q1 13 and up 8% sequentially.

We saw strength in our SAN product revenue in the quarter from recent storage array product launches from our OEM partners. Our Gen 5 products represented 71% of director and switch revenue during the quarter compared with 69% in Q4 13 and 42% in Q1 13.

SAN product revenue was $356M in the quarter, down 2% Yr./Yr. and up 10% sequentially. In looking at the SAN product families, director revenue was down 4% Yr./Yr. and up 14% sequentially and switch revenue was down 3% Yr./Yr. and up 8% Qtr./Qtr. Our Server product group, including embedded switches and server adapter products, achieved revenue of $49M, up 8% Yr./Yr. and up 4% Qtr./Qtr.

SAN-based support and services revenue was $56M in the quarter, up 2% Yr./Yr. and flat
Qtr./Qtr.

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Brocade Q1 FY 2014 Earnings    2/13/2014

Total IP Networking Business Revenue

Product and Global Services Split

$171.8
$31.3
$140.5
$164.4
$31.8
$132.7
$167.3
$33.4
$133.9
$178.9
$34.0
$145.0
$152.8
$33.0
$119.7
Global Services
Products
Millions ($)
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

Product Split Detail

$140.5
$18.8
$52.5
$69.3
$132.7
$10.3
$57.3
$65.1
$133.9
$13.4
$42.3
$78.3
$145.0
$9.9
$54.0
$81.1
$119.7
$8.8
$46.6
$64.4
Other
Routing
Ethernet Switch
Millions ($)
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

Note: Above Global Services revenue includes only IP Networking-based support and services

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

For our total IP Networking business, including hardware and IP-based support and services, Q1 14 revenue was $153M, down 11% Yr./Yr. and down 15% sequentially. Our first quarter is a seasonally down quarter due to the fact that our U.S. Federal customers place more orders during our fiscal third and fourth quarters. Our Federal revenue was approximately $13M in the quarter, down 44% Qtr./Qtr. and 49% Yr./Yr.

Q1 14 IP Networking product revenue was $120M, down 15% Yr./Yr. and down 17% Qtr./Qtr. As we look at the product splits for IP Networking in the quarter, our routing products generated $47M in revenue, down 11% Yr./Yr. and 14% Qtr./Qtr. Ethernet switch revenue, which includes products for the data center and campus LAN environments, generated revenue of $64M, down 21% Qtr./Qtr. and 7% Yr./Yr. Our switch revenue includes Brocade VDX products, which were up 21% Qtr./Qtr. and 61% Yr./Yr.

Other IP Networking revenue of $9M was down 53% Yr./Yr. and 11% Qtr./Qtr. on lower Brocade ADX sales and from the shift in our focus to the data center. IP Networking-based support and services revenue was $33M in the quarter, up 5% Yr./Yr. and down 3% sequentially.

Turning to data center networking, we are pleased with the progress we are making in realigning to our strategic focus of the business. Although it is difficult to identify all end users and use cases due to our two-tier distribution channel, we are providing estimates of our data center business which we update as we get better information. Our data center customers represented approximately 59% of IP Networking revenue in Q1 14, compared to 53% in Q4 13 and 48% in Q1 13. Other use cases, such as enterprise campus and carrier networks (MAN/WAN), represent the balance of the business.

Public sector revenue, including U.S. Federal, state, local, and other government entities including education, represented approximately 21% of our IP networking revenue in Q1 14, down from 32% in Q1 13. The year-over-year decline is principally due to lower orders received from our Federal customer base.

From a geographic viewpoint, the Americas (excluding Federal) was down approximately 6% Yr./Yr., the EMEA region grew 2% Yr./Yr., the APAC region grew 25% Yr./Yr., and the Japan region was down 28%. On a sequential basis, the Americas (excluding Federal) region was down 15%, EMEA was up 6%, APAC was down 19%, and Japan was up 20%.

© 2014 Brocade Communications Systems, Inc.     Page 14 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Revenue: Routes to Market, 10% Customers, Geographic Splits

Routes to Market
33%
34%
34%
35%
30%
21%
21%
19%
19%
13%
46%
45%
47%
46%
57%
Channel/Direct
Other OEM
10% Customers
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

Geographic Split
62%
58%
61%
62%
57%
38%
42%
39%
38%
43%
Domestic
International
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

In Q1 14, four of our customers (EMC, HDS, HP , and IBM) each contributed at least 10% of the total company revenue. Our 10% customers collectively contributed 57% of revenue in Q1 14, up
11% from Q4 13 and Q1 13. All other OEMs represented 13% of revenue in Q1 14, down 6% from Q4 13 and down 8% from Q1 13 when HDS was not a 10% customer. Channel and direct routes to market contributed 30% of revenue in Q1 14, down 5% from Q4 13 and down 3% from Q1 13.

The mix of business based on ship-to location was 57% domestic and 43% international in the quarter, a lower domestic share compared with 62% in Q4 13 and Q1 13. Since some of our OEMs take delivery of our products domestically and then ship internationally to their end-users, the percentage of international revenue based on end-user location would be higher.

© 2014 Brocade Communications Systems, Inc.     Page 15 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Revenue and Non-GAAP Gross Margin*

Total Revenue Split by Product/Services
Millions ($)
$589
$86
$503
$539
$87
$452
$537
$89
$448
$559
$90
$469
$565
$89
$475
Global Services
Product
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

Non-GAAP Gross Margin* by Product/Services
Total
Product
Global Services
67.8%
66.9%
66.7%
68.5%
69.4%
66.0%
65.1%
65.6%
67.2%
67.7%
55.5%
56.0%
59.6%
60.6%
58.9%
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

*Non-GAAP, please see GAAP reconciliation in appendix

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

Q1 14 non-GAAP company gross margin of 67.7% exceeded our original guidance range for the quarter due in part to a more favorable SAN product mix and higher overall revenue.

Q1 14 non-GAAP product gross margin was 69.4%, above our FY14 target model range of 66.0% to 68.0%. This represents an increase of approximately 90 basis points from Q4 13 and 160 basis points from Q1 13 due to favorable segment mix, improving IP Networking margins, and lower manufacturing overhead spending. Q1 14 non-GAAP SAN product gross margin was in the mid-70's essentially flat quarter-over-quarter and year-over-year. Q1 14 non-GAAP IP Networking product gross margin was in the mid-50‘s, slightly down quarter-over-quarter but up year-over-year.

Non-GAAP Global Services gross margin was 58.9% in Q1 14, down 170 basis points quarter-over-quarter due to slightly higher spending and lower revenue. Non-GAAP Global Services gross margin was up approximately 340 basis points year-over-year based on lower spending.

© 2014 Brocade Communications Systems, Inc.     Page 16 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Operating Performance vs. Target Model (FY14)

Non-GAAP Gross Margin*
66.0%
65.1%
65.6%
67.2%
67.7%
FY14 Target model:
65.0–66.0%
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14
Non-GAAP Operating Expenses* as a Percentage of Revenues
42.6%
46.1%
43.9%
40.6%
39.8%
FY14 Target model:
40.0–42.0%
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14
Non-GAAP Operating Margin*
23.5%
19.0%
21.6%
26.6%
27.9%
FY14 Target model:
23.0–25.0%
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

*Non-GAAP, please see GAAP reconciliation in appendix

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

Non-GAAP gross margin was 67.7% in Q1 14 which was higher than our FY14 target model of 65.0% to 66.0%. The increase in the mix of our total product revenue to SAN revenue and lower IP revenue was the principal reason we outperformed on non-GAAP gross margin.

On a non-GAAP basis, total operating expenses were $225M, or 39.8% of revenues in Q1 14, which is slightly better than our FY14 target model range of 40.0% to 42.0%.

Ending headcount was 4,077 in Q1 14, down 92 from 4,169 in Q4 13, which excludes 224 employees that were notified of their termination during Q4, but were still on Brocade payroll as of the end of the fiscal year.

Non-GAAP operating margin was 27.9% in Q1 14, an increase of 440 basis points compared with Q1 13 and 130 basis points higher compared with Q4 13. This represents a company record and better than our FY14 target model of 23.0% to 25.0%.

© 2014 Brocade Communications Systems, Inc.     Page 17 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Balance Sheet and Cash Flow Highlights

AS OF JAN 25, 2014

	Q1 13	Q2 13	Q3 13	Q4 13	Q1 14	Q1 14 Qtr./Qtr.	Q1 14 Yr./Yr.
Operating cash flow	$59M	$120M	$102M	$170M	$109M	-36%	+85%
Capital expenditures	$18M	$13M	$10M	$10M	$13M	+24%	-30%
Adjusted free cash flow (1)	$43M	$110M	$93M	$156M	$111M	-29%	+158%
Cash and cash equivalents(2)	$684M	$764M	$790M	$987M	$999M	+1%	+46%
Stock repurchases	$48M	$39M	$101M	$53M	$140M	+167%	+195%
Senior debt and capitalized leases (2)	$605M	$605M	$604M	$605M	$604M	0%	0%
Adjusted EBITDA (3)	$162M	$120M	$213M	$149M	$184M	+23%	+13%
Days sales outstanding	33.5	40.4	37.1	40.7	35.2	-13%	+5%
Inventory turnover (annualized)	13.4	15.5	15.7	17.0	17.7	+4%	+32%
Cash conversion cycle (days)	17.5	19.4	16.1	26.0	19.0	-27%	+9%

(1) Adjusted free cash flow includes the impact on U.S. taxes payable of the excess tax benefits from stock-based compensation. See the reconciliation and discussion of free cash flow in the appendix.

(2) Q1 2013 excludes restricted cash of $312M and 2018 notes of $300M that had been called in Q1 and were redeemed on February 21, 2013

(3) Adjusted EBITDA as defined in the term debt credit agreement

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

Operating cash flow was $109M in Q1 14, up 85% Yr./Yr. and down 36% sequentially.
The increase in cash flow from the prior year was primarily due to increased GAAP net income for Q1 14 versus Q1 13. We typically see lower cash from operations in our first fiscal quarter as compared with our fourth fiscal quarter due to timing of payments for employee incentives and the semi-annual payment of the interest on our outstanding notes.

In addition, we saw an increase in our excess tax benefit for stock-based compensation in Q1 14. The excess tax benefit resulted in a decrease of operating cash flow and an offsetting increase in cash flows from financing activities for Q1 14 of $14M as compared to an increase of $4M in Q4 13 and a decrease of $2M in Q1 13. We describe the tax impact of the excess tax benefit from stock-based compensation in the appendix.

Total capital expenditures in the quarter were $13M. Cash and cash equivalents were $999M, up $12M from Q4 13 and up $315M from Q1 13.

We repurchased $140M of common stock during Q1 14, and we have repurchased $31M of common stock as of February 13, 2014 during Q2 14.

© 2014 Brocade Communications Systems, Inc.     Page 18 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Q2 2014 Planning Assumptions and Outlook

PLANNING ASSUMPTIONS

Brocade product revenue

- Expect SAN to be down 10% to 13% Qtr./Qtr.
- Expect IP Networking to be flat to up 7% Qtr./Qtr.

Other P&L items

- Expect structural tax rate of 26% to 28%

OEM inventories

- Expect a range of one to two weeks of supply

EPS

- Outlook includes Q2 14 share repurchases as of February 13

OUTLOOK	Q2 2014
Revenue range	$520M–$540M
Non-GAAP gross margin*	65.5%–66.0%
Non-GAAP operating expenses*	43.0%–44.0%
Non-GAAP operating margin*	21.5%–23.0%
Other income/other expense	~($9.5M)
Non-GAAP tax rate*	26%–28%
Fully diluted shares outstanding	446M–452M
Non-GAAP EPS*	$0.17–$0.19
Operating cash flow	$135M–$145M
Capital expenditures	~$15M
Adjusted free cash flow	$120M–$130M

*Non-GAAP, please see GAAP reconciliation in appendix

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

Looking forward to Q2 14, we considered a number of factors, including the following, in setting our outlook:

• As we modeled our business in Q2 14, we took into account the impact of the divestiture of the network adapter business, the discontinuation of the wireless business, as well as the de-emphasis of other product lines. The estimated total revenue impact of these actions was $15M compared with the historical quarterly run rate.

• FY14 is a 53-week year and Q2 14 is a 14-week quarter in which we expect to incur an extra week of spending.

• For Q2 14, we expect SAN revenue to be down 10% to 13% Qtr./Qtr. The strength in our Q1 14 SAN revenue coupled with the public commentary from the storage array vendors lead us to guide our Q2 SAN revenue lower than typical seasonality. The first half of fiscal 2014 SAN product revenue (Q1 14 actual plus Q2 14 outlook) is within the FY14 operating model presented at our September 25, 2013 Analyst Day.

• We expect our Q2 14 IP Networking revenue to be flat to up 7% Qtr./Qtr. as we expect a modest recovery in the Americas region including U.S. Federal.

• We expect non-GAAP operating expenses to be up 2% to 3% Qtr./Qtr. which is reflective of the impact of an extra week of expense for this 14-week quarter.

• At the end of Q1 14, OEM inventory was approximately 1.4 weeks of supply based on SAN business revenue. While we expect inventory to be between one to two weeks in Q2 14, OEM inventory levels may fluctuate due to both seasonality and large end-user order patterns at the OEMs.

• From a tax rate perspective, we assume a structural non-GAAP tax rate of 26% to 28% for Q2 14. Discrete events can impact our tax rate from time to time.

• We expect Q2 14 operating cash flow to be higher sequentially due to the timing of variable compensation payments and interest payments on the bonds.

• We expect Q2 14 non-GAAP gross margin to be 65.5% to 66.0%, within our two-year target model range, and non-GAAP operating margin to be at 21.5% to 23.0%, slightly lower than our two-year target model range.

• As we look at FY14, we continue to plan our business in accordance with the operating and cash flow model we presented at our September 25, 2013 Analyst Day.

© 2014 Brocade Communications Systems, Inc.     Page 19 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Prepared Comments and Live Conference Call

FEBRUARY 13, 2014, 2:30-3:30 PM PST

Lloyd Carney
CEO

Dan Fairfax
CFO

Ken Cheng
CTO & VP of Corporate Development and Emerging Business

Jason Nolet
VP of Data Center Networking Switching and Routing

Jeff Lindholm
SVP of Worldwide Sales and Field Operations

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Ben Jones, Investor Relations

That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on February 13, Brocade will host a webcast conference call at www.brcd.com.

Thank you for your interest in Brocade.

© 2014 Brocade Communications Systems, Inc.     Page 20 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Appendix

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2014 Brocade Communications Systems, Inc.     Page 21 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Quarterly Net Income (Loss) GAAP/Non-GAAP Reconciliation

(In $1,000s)	Q1 13	Q2 13	Q3 13	Q4 13	Q1 14
Net income (loss) on a GAAP basis	**($21,255)**	**$46,949**	**$118,696**	**$64,233**	**$80,884**
Gross margin adjustments:					
Stock-based compensation	3,946	3,541	3,858	3,174	3,142
Amortization of acquired intangibles	10,780	9,651	9,650	9,650	6,462
Legal provision associated with certain pre-acquisition litigation	–	3,460	–	–	–
Total gross margin adjustments	**14,726**	**16,652**	**13,508**	**12,824**	**9,604**
Operating expense adjustments:					
Stock-based compensation	15,204	15,631	14,911	13,353	15,446
Amortization of acquired intangibles	14,856	13,151	13,124	13,125	9,883
Restructuring and other related costs, net	–	–	–	25,464	6,217
Gain on sale of network adapter business	–	–	–	–	(4,884)
Total operating expense adjustments	**30,060**	**28,782**	**28,035**	**51,942**	**26,662**
Total operating income adjustments	**44,786**	**45,434**	**41,543**	**64,766**	**36,266**
Call premium cost and write-off of original issue discount and debt issuance costs related to lenders that did not participate in refinancing	15,299	–	–	–	–
Tax provision Impact from passage of California Proposition 39 - Single Sales Factor apportionment	78,206	–	–	–	–
Gain on A10 litigation settlement, net	–	–	(76,816)	–	–
Income tax effect of non-tax adjustments	(18,287)	(14,814)	3,716	(19,506)	(8,366)
Non-GAAP net income	**98,749**	**77,569**	**87,139**	**109,493**	**108,784**

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

Additional Financial Information:

	Q1 13	Q4 13	Q1 14
GAAP gross margin	63.5%	64.9%	66.0%
Non-GAAP gross margin	66.0%	67.2%	67.7%

GAAP product gross margin	65.3%	66.1%	67.7%
Non-GAAP product gross margin	67.8%	68.5%	69.4%

GAAP services gross margin	53.3%	58.8%	57.2%
Non-GAAP services gross margin	55.5%	60.6%	58.9%

GAAP operating margin	15.8%	15.0%	21.5%
Non-GAAP operating margin	23.5%	26.6%	27.9%

© 2014 Brocade Communications Systems, Inc.     Page 22 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Adjusted Free Cash Flow Reconciliation

(In $1,000s)	Q1 13	Q2 13	Q3 13	Q4 13	Q1 14
Net cash provided by operating activities	$59,240	$119,615	$102,155	$169,769	$109,469
Less: capital expenditures	(18,486)	(13,082)	(10,381)	(10,422)	(12,966)
Free cash flow	40,754	106,533	91,774	159,347	96,503
Add: Excess tax benefits /(detriments) from stock based compensation	2,192	3,248	1,469	(3,720)	14,335
Adjusted free cash flow*	42,946	109,781	93,243	155,627	110,838

*Adjusted free cash flow includes the impact on U.S. taxes payable of the excess tax benefits from stock-based compensation.

U.S. cash taxes were flat year-over-year as we fully utilized our available operating NOLs in Q1 14 and began to use the pool of excess tax benefits from stock based compensation to reduce our U.S. taxes payable. The benefit from operating NOLs is reflected in operating cash flows while the excess tax benefit from stock based compensation is reflected in financing cash flows in our Statement of Cash Flows. As of the end of Q1 14, we have excess tax benefits from stock based compensation available to reduce approximately $171M of future U.S. taxes payable.

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2014 Brocade Communications Systems, Inc.     Page 23 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Q1 14 Cash and Other Key Metrics

Adjusted EBITDA* Performance (In Millions)

Quarter
Trailing 12 Months
$568
$565
$648
$645
$667
$162
$120
$213
$149
$184
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

Non-GAAP Return on Equity and Invested Capital**

15.2%
15.3%
15.5%
16.4%
17.0%
14.4%
14.5%
15.2%
16.0%
16.6%
ROE
ROIC
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

Non-Operational Uses of Cash (In Millions)

Share Repurchase
M&A
$45
$48
$39
$101
$-
$53
$140
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

Cash Balance*** (In Millions)

$684
$764
$790
$987
$999
Ending Cash Balance
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14

*Adjusted EBITDA is as defined in the term debt credit agreement
***Cash and cash equivalents (excluding restricted cash)

**Non-GAAP, please see GAAP reconciliation in appendix; ROE and ROIC calculations based on trailing 12 months

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2014 Brocade Communications Systems, Inc.     Page 24 of 25

Brocade Q1 FY 2014 Earnings    2/13/2014

Thank you

www.brcd.com

© 2014 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2014 Brocade Communications Systems, Inc.     Page 25 of 25